EXHIBIT 23.2


                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-____________) pertaining to the 1999 Long-Term Incentive Plan/Stock Option Agreement For Paul M. Jennings of our report dated August 5, 1999 (except for Note 11, as to which the date is August 23, 1999) with respect to the financial statements of ASD Systems, Inc. for the year ended December 31, 1998, the financial statements of ASD Partners, Ltd. for the period October 14, 1997 to December 31, 1997, and to the use of our reports dated August 5, 1999 with respect to the financial statements of the Fulfillment Division of Athletic Supply of Dallas, LLC for the period December 21, 1996 to
October 13, 1997 and the financial statements of the Fulfillment Division of Athletic Supply of Dallas, Inc. for the period January 1, 1996 to December 20, 1996, appearing in the Registration Statement (Form S-1 No. 333-85983) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



/s/  ERNST & YOUNG LLP

Dallas, Texas
December 21, 1999